Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Trimble Navigation Limited (the "Company") for the quarterly period ended September 27, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven W. Berglund, as Chief Executive Officer of the Company, and Mary Ellen Genovese, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Steven W. Berglund
------------------------------
Name: Steven W. Berglund
Title:  Chief Executive Officer
Date:   November 7, 2002

/s/ Mary Ellen Genovese
------------------------------
Name: Mary Ellen Genovese
Title:  Chief Financial Officer
Date:   November 7, 2002

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.